As filed with the Securities and Exchange Commission on February 27, 2017
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Atlantica Yield plc
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

England and Wales (State or other jurisdiction of incorporation or organization)	Great West House, GW1, 17th floor Great West Road Brentford, United Kingdom TW8 9DF Tel.: +44 203 499 0465 (Address and telephone number of Registrant’s principal executive offices)	Not Applicable (I.R.S. Employer Identification Number)
Abengoa Solar Holdings USA Inc. 2929 N Central Avenue, Suite 1000 Phoenix, AZ 85012 Tel.: (602) 282-8963 Attn.: Emiliano Garcia (Name, address, and telephone number of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:
Jeffrey C. Cohen, Esq. Linklaters LLP 1345 Avenue of the Americas New York, NY 10105 +1 (212) 903-9000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereon that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (2)
Ordinary Shares, nominal value $0.10 per share	41,530,843
(1)
Represents 41,530,843 shares of Atlantica Yield beneficially owned by Abengoa Concessions Investments Ltd which may be offered from time to time by selling shareholders identified in a subsequently filed prospectus supplement. In accordance with Rule 416 promulgated under the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)
The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS

(incorporated in England and Wales)

41,530,843 Ordinary Shares

This prospectus relates to the offer and resale of up to 41,530,843 ordinary shares of Atlantica Yield plc currently held by Abengoa Concessions Investments Ltd, or ACIL, which may be offered and sold by selling shareholders identified in one or more subsequently filed prospectus supplements. Such ordinary shares may from time to time be pledged by ACIL, or subsequent transferees of such ordinary shares, to secure obligations in connection with future loans or other debt obligations identified in a subsequently filed prospectus supplement.

Unless otherwise provided in a subsequently filed prospectus supplement, the creditors or other secured parties to whom shares may be pledged will be the selling shareholders. ACIL may not offer its shares pursuant to this prospectus. The ordinary shares may be sold from time to time by the selling shareholders through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section “Plan of Distribution” beginning on page 23 of this prospectus. We will not receive any of the proceeds from the sale of these ordinary shares by the selling shareholders.

This prospectus describes the general manner in which our ordinary shares may be offered and sold by the selling shareholders. If necessary, the specific manner in which ordinary shares may be offered and sold will be described in a supplement to this prospectus.

Our ordinary shares are listed on the NASDAQ Global Market under the symbol “ABY”. On February 24, 2017, the last reported sales price of our ordinary shares on the NASDAQ Global Market was $21.85 per share.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 10 before you make your investment decision and in our reports filed from time to time with the Securities and Exchange Commission and in any applicable prospectus supplement.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated February 27, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed on February 27, 2017 with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, offer and sell the ordinary shares described in this prospectus in one or more offerings. Specific information about the offering will be included in one or more prospectus supplements we subsequently file with the SEC, which may update or change information included in this prospectus, including the identity of the selling shareholders.

You should read both this prospectus and any prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. Neither we nor the selling shareholders have authorized anyone else to provide you with different or additional information other than that contained in or incorporated by reference in this prospectus or in any prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to sell, nor a solicitation of an offer to buy, any of the securities offered in this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus nor any sale made under this prospectus of the securities described herein shall under any circumstances imply, and you should not assume, that the information provided by this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus provides you with a general description of the securities that may be offered by the selling shareholders. Each time the selling shareholders sell any ordinary shares offered by this prospectus, the selling shareholders are required to provide you with this prospectus and any related prospectus supplement containing specific information about the selling shareholders and the terms of the ordinary shares being offered, in the manner required by the U.S. Securities Act of 1933, as amended, or the Securities Act. You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

In this prospectus “Abengoa” refers to Abengoa, S.A., together with its subsidiaries, while “Abengoa Concessions Investments Ltd” refers to “ACIL” and “Atlantica Yield,” the “Company,” “we,” “us,” “our” and “our Company” refer to Atlantica Yield plc and, where the context requires, our direct and indirect subsidiaries.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Atlantica Yield is a public limited company organized under the laws of England and Wales. A majority of our directors and officers and certain other persons named in this prospectus reside outside the United States and all or a significant portion of the assets of the directors and officers and certain other persons named in this prospectus and a significant portion of our assets is located outside the United States.

As a result, it may not be possible for U.S. investors to effect service of process within the United States upon these persons or to enforce against them or against us in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in the United Kingdom and in other countries in which we operate, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated on the U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with those requirements, file annual reports on Form 20-F and other information with the SEC and furnish reports on Form 6-K to the SEC.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below filed with the SEC.

•
Report on Form 6-K of Atlantica Yield filed with the SEC on July 1, 2015 containing the audited combined financial statements of Helioenergy 1 & 2, Skikda (34.2% stake), Honaine (25.5% stake), Helios I & II and Solnova 1, 3 and 4 (the “Dropdown Assets”), as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 and the unaudited pro forma consolidated financial statements and explanatory notes for the years ended December 31, 2014, 2013 and 2012 and as of December 31, 2014 to give effect to the acquisition of the Dropdown Assets (File 001-36487);

•	Annual Report on Form 20-F of Atlantica Yield for the fiscal year ended December 31, 2015, as filed with the SEC on March 1, 2016 (File No. 001-36487) (referred to below as the 2015 20-F);

•
Report on Form 6-K of Atlantica Yield filed with the SEC on March 15, 2016 containing the audited financial statements of Solaben 1 as of and for the year ended December 31, 2014, the unaudited financial statements of Solaben 1 for the nine months ended September 30, 2015 and 2014 and as of September 30, 2015 and December 31, 2014, the audited financial statements of Solaben 6 as of and for the year ended December 31, 2014, the unaudited financial statements of Solaben 6 for the nine months ended September 30, 2015 and 2014 and as of September 30, 2015 and December 31, 2014 and the unaudited pro forma consolidated financial statements for the year ended December 31, 2015 to give effect to the acquisitions of Solaben 1 and 6 (File No. 001-36487);

•
Report on Form 6-K of Atlantica Yield filed with the SEC on May 13, 2016, containing the unaudited consolidated condensed interim financial statements of Atlantica Yield as of and for the three-month periods ended March 31, 2016 and 2015 (File No. 001-36487, accession number 0001140361-16-064965);

•
Report on Form 6-K of Atlantica Yield filed with the SEC on May 26, 2016, containing the Articles of Association attached as Exhibit 3.1 and the final report of the Inspector of Election at the Annual General Meeting of Shareholders of Atlantica Yield held on May 11, 2016 attached as Exhibit 99.1 (File No. 001-36487);

•
Report on Form 6-K of Atlantica Yield filed with the SEC on August 5, 2016, containing the unaudited consolidated condensed interim financial statements of Atlantica Yield as of and for the six-month periods ended June 30, 2016 and 2015 (File No. 001-36487, accession number 0001140361-16-074933);

•
Report on Form 6-K of Atlantica Yield filed with the SEC on November 14, 2016, containing the unaudited consolidated condensed interim financial statements of Atlantica Yield as of and for the nine-month periods ended September 30, 2016 and 2015 (File No. 001-36487, accession number 0001140361-16-085992); and

•
Report on Form 6K of Atlantica Yield filed with the SEC on February 27, 2017 containing unaudited pro forma consolidated condensed income statement for the year ended December 31, 2015 to give effect to a full year of operations of the acquisition of Solaben 1/6, 2015 and the Dropdown Assets and reflect a full year of operations of such businesses (File No. 001-36487).

We also incorporate by reference any future filings that we make with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act. Our reports on Form 6-K furnished to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the forms expressly state that we incorporate them (or such portions) by reference in this prospectus.

You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. Documents incorporated by reference are available from us without charge by requesting them in writing or by telephone from us at the following address and telephone number:

Atlantica Yield plc
Great West House, GW1, 17th floor
Great West Road
Brentford, United Kingdom TW8 9DF
Tel. No.: +44 203 499 0465

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement and the documents we incorporate by reference include forward-looking statements. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this prospectus, including, without limitation, those regarding our future financial position and results of operations, our strategy, plans, objectives, goals and targets, future developments in the markets in which we operate or are seeking to operate or anticipated regulatory changes in the markets in which we operate or intend to operate. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “is likely to,” “may,” “plan,” “potential,” “predict,” “projected,” “should” or “will” or the negative of such terms or other similar expressions or terminology.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements speak only as of the date of this prospectus, any prospectus supplement or any document incorporated by reference and are not guarantees of future performance and are based on numerous assumptions. Our actual results of operations, financial condition and the development of events may differ materially from (and be more negative than) those made in, or suggested by, the forward-looking statements. Investors should read the section entitled “Risk Factors” and the description of our segments and business sectors in the section entitled “Item 4.B—Business—Overview” of our 2015 20-F for a more complete discussion of the factors that could affect us. Important risks, uncertainties and other factors that could cause these differences include, but are not limited to:

•	Difficult conditions in the global economy and in the global market and uncertainties in emerging markets where we have international operations;

•	Changes in general economic, political, governmental and business conditions globally and in the countries in which we do business;

•	Decreases in government expenditure budgets, reductions in government subsidies or adverse changes in laws affecting our businesses and growth plan;

•	Challenges in achieving growth and making acquisitions due to our dividend policy;

•	Decline in public acceptance or support of energy from renewable sources;

•	Inability to identify and/or consummate future acquisitions, whether the Abengoa ROFO Assets (as defined in our 2015 20-F) or otherwise, on favorable terms or at all;

•	Our ability to identify and reach an agreement with a new sponsor similar to the ROFO Agreement (as defined in our 2015 20-F) with Abengoa;

•	Legal challenges to regulations, subsidies and incentives that support renewable energy sources;

•	Extensive governmental regulation in a number of different jurisdictions, including stringent environmental regulation;

•	Counterparty credit risk and failure of counterparties to our offtake agreements to fulfill their obligations;

•	Inability to replace expiring or terminated offtake agreements with similar agreements;

•	New technology or changes in industry standards;

•	Inability to manage exposure to credit, interest rates, foreign currency exchange rates, supply and commodity price risks;

•	Reliance on third-party contractors and suppliers;

•	Risks associated with acquisitions and investments;

•	Deviations from our investment criteria for future acquisitions and investments;

•	Failure to maintain safe work environments;

•	Effects of catastrophes, natural disasters, adverse weather conditions, climate change, unexpected geological or other physical conditions, or criminal or terrorist acts at one or more of our plants;

•	Insufficient insurance coverage and increases in insurance cost;

•	Litigation and other legal proceedings;

•	Reputational risk, including damage to the reputation of Abengoa;

•	Revocation or termination of our concession agreements;

•	Inability to adjust regulated tariffs or fixed-rate arrangements as a result of fluctuations in prices of raw materials, exchange rates, labor and subcontractor costs;

•	Our receipt of dividends from our exchangeable preferred equity investment in Abengoa Concessões Brasil Holding S.A., or ACBH, in the context of the ongoing proceedings of ACBH in Brazil;

•	Lack of electric transmission capacity and potential upgrade costs to the electric transmission grid;

•	Disruptions in our operations as a result of our not owning the land on which our assets are located;

•	Failure of our assets to perform as expected;

•	Failure to receive dividends from all project and investments;

•	Variations in meteorological conditions;

•	Disruption of the fuel supplies necessary to generate power at our conventional generation facilities;

•	Deterioration in Abengoa’s financial condition and the outcome of Abengoa’s ongoing proceedings under the ongoing restructuring process and the outcome of the ongoing proceedings in ACBH in Brazil;

•
Abengoa’s ability to meet its obligations under our agreements with Abengoa, to comply with past representations, commitments and potential liabilities linked to the time when Abengoa owned certain of our assets, potential clawback of transactions with Abengoa if Abengoa enters bankruptcy proceedings, and other risks related to Abengoa;

•	Failure to meet certain covenants under our financing arrangements;

•	Failure to obtain waivers in relation to the 35% minimum ownership by Abengoa and the cross-default provisions contained in certain of our project financing agreements;

•	Failure by Abengoa to maintain existing guarantees and letters of credit under the Financial Support Agreement;

•	Failure by Abengoa to complete its restructuring process and comply with its agreements, including with obligations under the agreement reached in relation to the preferred equity investment in ACBH;

•
Uncertainty regarding the fair value of the non-contingent credit recognized by Abengoa in the agreement reached in relation to the preferred equity investment in ACBH and uncertainty regarding the ability to recover this amount at maturity;

•	Changes in our tax position and greater than expected tax liability; and

•	Various other factors, including those factors discussed under “Item 3.D—Risk Factors” and “Item 5.A—Operating Results” in our 2015 20-F.

We caution that the important factors referenced above may not be all of the factors that are important to investors. Unless required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or developments or otherwise.

PROSPECTUS SUMMARY

 This summary contains a general overview of the information contained or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements and related notes, as filed with the SEC and incorporated by reference in this prospectus. You should carefully consider the information contained in or incorporated by reference in this prospectus, including the information set forth under “Item 3.D—Risk Factors” and “Item 5.A—Operating Results” in our 2015 20-F, which is incorporated herein by reference.

About Atlantica Yield plc

 We were incorporated in England and Wales as a private limited company on December 17, 2013. On March 19, 2014, we were re-registered as a public limited company. We are a total return company that owns, manages, and acquires renewable energy, conventional power, electric transmission lines and water revenue-generating assets, focused on North America (the United States and Mexico), South America (Peru, Chile, Brazil and Uruguay) and EMEA (Spain, Algeria and South Africa).

Corporate Information

 Our principal executive offices are currently located at Great West House, GW1, 17th floor, Great West Road, Brentford, United Kingdom, TW8 9DF. Our telephone number is +44 203 499 0465. Our website is located at http://www.atlanticayield.com and www.atlanticayield.co.uk. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

SUMMARY OF THE OFFERING

 The “Description of Share Capital” section of this prospectus contains a more detailed description of our share capital.

Ordinary shares that may be offered by the selling shareholders:	41,530,843 ordinary shares.

Ordinary shares outstanding after this offering:	100,217,260 ordinary shares. All of the shares offered in this prospectus are issued and outstanding as of the date of this prospectus.

Use of proceeds:	We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

Taxation:
For a discussion of the material U.K. and U.S. federal income taxes that may be relevant to prospective investors, please read “Taxation—Material U.K. Tax Considerations” and “Taxation—Material U.S. Federal Income Tax Considerations.”

Listing:	Our ordinary shares are traded on the NASDAQ Global Select Market under the symbol “ABY.”

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “Risk Factors” contained in our 2015 20-F, in any annual report on Form 20-F filed subsequent hereto and in any report on Form 6-K filed subsequent hereto to the extent that the Form 6-Ks we file expressly state that we incorporate them (or such portions) by reference in this prospectus, as well as other information in or incorporated by reference in this prospectus and any prospectus supplement, before purchasing any of our ordinary shares. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ordinary shares.

USE OF PROCEEDS

The ordinary shares to be offered and sold using this prospectus may be offered and sold by the selling shareholders. We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders.

SELLING SHAREHOLDERS

This prospectus covers the offering for public resale of up to 41,530,843 ordinary shares by the selling shareholders which will be identified in one or more subsequently filed prospectus supplement. Such selling shareholders, including their transferees, pledgees, donees or successors, may from time to time offer and sell pursuant to this prospectus any or all of the ordinary shares owned by them.

This prospectus is only for use by the selling shareholders which will be identified in a subsequently filed prospectus supplement. Neither ACIL nor Abengoa may offer its shares pursuant to this prospectus. All information in the prospectus regarding ACIL or Abengoa has been provided to us by Abengoa for use herein.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is a summary of the material terms of our articles of association, or the Articles, and applicable provisions of law. Because this description is a summary, it may not contain all information which is important to you. Accordingly, this description is qualified entirely by reference to the Articles. The following description of our share capital is a summary of the material terms of our articles of association, or the Articles, and applicable provisions of law. The Articles are incorporated by reference and publicly available as an exhibit to the registration statement of which this prospectus forms a part. You should read the Articles for the provisions that are important to you.

Issued Capital

We were incorporated on December 17, 2013, with an issued, fully paid up, share capital of 100 ordinary shares of €0.10 each. On March 19, 2014, we re-registered as a public limited company with an issued and fully paid-up share capital of 571,000 ordinary shares with a nominal value €0.10 per share. Following this re-registration, on March 20, 2014, we redenominated our entire issued share capital of 571,000 ordinary shares with a nominal value of €0.10 per share into 571,000 ordinary shares with a nominal value of $0.138 per share. Our entire issued share capital was subsequently consolidated and sub-divided pursuant to Section 618 of the Companies Act 2006, or the Companies Act, to leave the Company with an issued share capital of 787,980 ordinary shares with a nominal value of $0.10 per share. On June 12, 2014, we completed our IPO and listed our shares on the NASDAQ Global Select Market under the symbol “ABY”. Immediately following the consummation of our IPO, our share capital consisted of 80,000,000 ordinary shares that were issued in two steps: (1) following pricing, we issued new shares and agreed to a deferred cash payment in exchange for assets; and (2) immediately thereafter, we issued new shares to the new shareholders in exchange for cash and used cash proceeds to make the deferred cash payment. On May 14, 2015, we closed a private placement of our shares that resulted in the issuance of 20,217,260 new shares. As of the date of this prospectus, we had 100,217,260 shares outstanding, completely subscribed and disbursed with a nominal value of $0.10 each, all in the same class and series.

Shares Not Representing Capital

None.

Shares Held by the Company

We are not permitted under English law to hold our own shares unless they are repurchased by us and held in treasury.

History of Share Capital

The following table presents the history of our share capital as of the end of each of our last three fiscal years:

	December 31,
	2016	2015	2014
Shares	100,217,260	100,217,260	80,000,000

Upon our incorporation (December 17, 2013), we issued 100 shares.

Memorandum and Articles of Association

Objects and Purposes

We were incorporated in England and Wales as a private limited company on December 17, 2013, registered number 8818211. On March 19, 2014, we re-registered as a public limited company. The Companies Act abolishes the need for an objects clause and, as such, our objects are unrestricted.

Disclosure of Personal Interests of an Office Holder

The Companies Act requires that an office holder disclose to the company any personal interest that he or she may have, and all related material information and documents known to him or her, in connection with any existing or proposed transaction by the company. The disclosure is required to be made promptly and in any event, no later than at the board of directors meeting in which the transaction is first discussed.

Directors

Subject to the provisions of the Articles, the directors may meet for the dispatch of business and adjourn and otherwise regulate its proceedings as they think fit. Unless and until in a general meeting the shareholders of the company determine otherwise, the number of directors of the company shall not be less than 7 nor more than 13 in number.

The quorum necessary for the transaction of business of the directors may be fixed from time to time by the directors and unless so fixed at any other number shall be a number equal to at least half of the directors appointed from time to time. A meeting of the directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the directors. A director is not counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

The directors of the company may in accordance with the Articles, and the provisions of the Companies Act, authorize a matter proposed to the company that would, if not authorized, involve a breach by a director of his or her duty under section 175 of the Companies Act to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict with the interests of the company. A director is not required, by reason of being a director (save as otherwise agreed by such director), to account to the company for any benefit which the director (or a person connected with the director) derives from any such matter authorized by the director. Any contract, transaction or arrangement relating to such matter shall not be liable to be avoided on the grounds of any such benefit.

Sections 177 and 182 of the Companies Act require any transaction or arrangement with the company in which a director has an interest (proposed or existing) to be declared, and not only those that are extraordinary transactions or arrangements.

A director may not vote at a meeting of the board of directors or of a committee of the board of directors on any resolution in respect of any contract, transaction, or arrangement, or any other proposal in which he has (either alone or together with any person connected with him, as provided in the Companies Act) an interest other than in the circumstances set out below. A director shall not be counted in the quorum at a meeting of the directors in relation to any resolution in which the director is not entitled to vote.

Subject to the provisions of the Companies Act, a director is entitled to vote and be counted in the quorum in respect of any resolution concerning any contract, transaction or arrangement or any other proposal (inter alia):

•	in which he has an interest of which he is not aware or which cannot reasonably be regarded as likely to give rise to a conflict of interest;

•	in which he has an interest only by virtue of interests in the company’s shares, debentures or other securities or otherwise in or through the company;

•
which involves the giving of any security, guarantee or indemnity to the director or any other person in respect of obligations incurred by him or any other person for the benefit of the company or a debt or other obligation of the company for which the director has assumed responsibility under a guarantee or indemnity or by the giving of security;

•
concerning an offer of securities by the company or any of its subsidiary undertakings in which he is or may be entitled to participate as a holder of securities or as an underwriter or sub-underwriter;

•
concerning any other corporate, provided that he and any connected persons do not own or have a beneficial interest in one percent or more of any class of share capital of such body corporate, or of the voting rights available to the members of such body corporate;

•
relating to an arrangement for the benefit of employees or former employees which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

•	concerning the purchase or maintenance of insurance for any liability for the benefit of directors;

•	concerning the giving of indemnities in favor of the directors; or

•
concerning the funding of expenditure by any director or directors (i) on defending criminal, civil or regulatory proceedings or actions against him or them, (ii) in connection with an application to the court for relief, (iii) on defending him or them in any regulator investigations, or (iv) incurred doing anything to enable him to avoid incurring such expenditure.

Any director (including the director that has the conflict) may propose that such conflicted director be authorized in relation to any matter which is the subject of such a conflict. The director with the conflict will not count towards the quorum at the meeting at which the conflict is considered and may not vote on any resolution authorizing the conflict. Where the board of directors gives authority in relation to such a conflict, the board of directors may impose such terms on the relevant director as it deems appropriate.

Each of our directors and other officers may be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution or discharge of his or her duties or in relation to those duties. The Companies Act renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director. We have insurance for our directors regarding negligence, default, breach of trust and breach of duty under the terms allowed under the Companies Act.

Appointment of Directors

The Companies Act requires that a resolution approving provisions to appoint a director for a period of more than two years must not be passed unless a memorandum setting out the proposed contract incorporating the provision is made available to members: in the case of a resolution at a meeting, by being made available for inspection by members of the company both (i) at the company’s registered office for not less than 15 days ending with the date of the meeting, and (ii) at the meeting itself.

Subject to certain minimum thresholds in terms of their shareholdings, each shareholder shall be entitled to appoint a number of directors in proportion to their shareholding. However, no shareholder shall be entitled to appoint more than half of the directors plus one.

Effective from October 1, 2013, quoted companies must obtain a binding vote of shareholders on remuneration policy at least once every three years and an advisory vote on an implementation report on how the remuneration policy was implemented in the relevant financial year.

The ordinary remuneration of the directors shall be determined by the directors.

Any director who holds any other office in our company (including for this purpose the office of chairman or deputy chairman, whether or not such office is held in an executive capacity), or who serves on any committee of the directors, or who otherwise performs, or undertakes to perform, services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid such additional remuneration (whether by way of fixed sum, bonus commission, participation in profits or otherwise) or may receive such other benefits as the directors may determine.

Directors’ Borrowing Powers

Subject to the provisions of the Articles and the Companies Act, the directors may exercise all the powers of the company to borrow money, mortgage or charge all or any part or parts of its undertaking, property and uncalled capital, and issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the company or of any third party.

Removal of Directors

The company may, by ordinary resolution of which special notice has been given, remove any director and elect another person in place of such director.

Retirement of Directors

Each director shall retire at the annual general meeting held in the third calendar year following the year in which he was elected or last re-elected by the company or such shorter period as the directors may determine. In addition, each director (other than the Chairman and any director holding an executive office) shall also be required to retire at each annual general meeting following the ninth anniversary on the date on which he was elected by the company. A director who retires at any annual general meeting shall be eligible for election or re-election unless the directors resolve otherwise not later than the date of the notice of such annual general meeting.

When a director retires at an annual general meeting in accordance with the Articles, the company may, by ordinary resolution at the meeting, fill the office being vacated by re-electing the retiring director. In the absence of such a resolution, the retiring director shall nevertheless be deemed to have been re-elected, except in the cases identified by the Articles.

Termination of Office

The office of a director of the company shall be terminated if:

(i)	subject to the provisions of the Companies Act, the shareholder who appointed the relevant director of the company elects to terminate the office of such director;

(ii)	the director of the company becomes prohibited by law or (if applicable) the NASDAQ Rules from acting as a director or ceases to be a director by virtue of any provision of the Companies Act;

(iii)	the company has received notice of the director’s resignation or retirement from office and such resignation or retirement from office has taken effect in accordance with its terms;

(iv)	the director has retired at an annual general meeting in accordance with the Articles;

(v)
the director has a bankruptcy order made against him/her, compounds with his/her creditors generally or applies to the court for an interim order under the U.K. Insolvency Act 1986 in connection with a voluntary arrangement under that Act or any analogous event occurs in relation to the director in another country;

(vi)
an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for the director’s detention or for the appointment of another person (by whatever name called) to exercise powers with respect to the director’s property or affairs;

(vii)	the director is absent from meetings of the directors for three months without permission and the directors have resolved that the director’s office be vacated;

(viii)	notice of termination is served or deemed served on the director and that notice is given by a majority of directors for the time being; or

(ix)
in the case of a director other than the chairman and any director holding an executive office, if the directors resolve to require the director to resign and the director fails to do so within 30 days of notification of such resolution being served or deemed served on the director.

Share Qualification of Directors

A director shall not be required to hold any shares of the company by way of qualification. A director who is not a member of the company shall nevertheless be entitled to attend and speak at general meetings.

Rights Attached to Our Shares

As of February 27, 2017, our shares have attached to them full voting, dividend and capital distribution (including winding up) rights. However, our shares do not confer any rights of redemption.

Without prejudice to any rights attached to any existing shares, the company may issue shares with such rights or restrictions as determined either by the company by ordinary resolution or, if the company passes a resolution to authorize them, the directors. The company may also issue shares which are, or are liable to be, redeemed at the option of the company or the holder.

Dividend Rights. Our Articles provide that the company may, by ordinary resolution, declare final dividends to be paid to its shareholders in accordance with their respective rights. However, no dividend shall be declared unless it has been recommended by the directors and does not exceed the amount recommended by the directors.

If the directors believe that the profits of the company justify such payment, they may pay fixed dividends on any class of shares where the fixed dividend is payable on fixed dates. They may also pay interim dividends on shares of any class in amounts and on dates and periods as they think fit. Provided the directors act in good faith, they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment of dividends on any other class of shares having rights ranking equally with or behind those shares.

Unless the share rights otherwise provide, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, and apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid.

Any unclaimed dividends may be invested or otherwise applied for the benefit of the company until they are claimed. If any dividend is unclaimed for 12 years from the date on which it was declared or became due for payment, the person who was otherwise entitled to it shall cease to be entitled and the company may keep that sum. In addition, the company will not be considered a trustee with respect to the amount of any payment into a separate account by the directors of any unclaimed dividend or other sum payable on or in respect of a share of the company.

The company may cease to send any check or other means of payment by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares, the check, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending checks, warrants or orders in respect of the dividends payable on those shares if the holder of or person entitled to them claims the arrears of dividend and does not instruct the company to pay future dividends in some other way.

The directors may, if authorized by ordinary resolution, offer to shareholders the right to elect to receive, in lieu of a dividend, an allotment of new shares credited as fully paid.

Voting Rights. Subject to the provisions in the Articles and any special rights or restrictions as to voting attached to any shares or class of shares of the company, at a general meeting, voting on each and every resolution shall be taken by way of a poll.

As such, every member present in person or by proxy has one vote for every share held by him, as per the Articles.

A proxy shall not be entitled to vote where the member appointing the proxy would not have been entitled to vote on the resolution had he been present in person.

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names appear in the register of the company in respect of the joint holding.

The actions necessary to change the rights of holders of the shares are as follows: the rights of the shareholders would need to be altered by way of a special resolution requiring 75% vote of the shareholders who are present and voting in person or by proxy. In order to change the rights of a separate class of shares, it will require such a vote by shareholders of that class of shares.

Liquidation Rights. In the event of our liquidation, subject to applicable law, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of shares in proportion to their respective holdings. This liquidation right may be affected by the grant of preferential dividends or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Redemption Provisions. We may, subject to applicable law and to our Articles, issue redeemable preference shares and redeem the same.

Capital Calls. Under our Articles and the Companies Act, the liability of our shareholders is limited to the nominal (par) value of the shares held by them.

Subject to the terms of allotment of the shares of the company, the directors of the company may make a call on our shareholders to pay up any nominal value or share premium outstanding by giving them notices of such call. A shareholder must pay to the company the amount called on his shares but is not required to do so until 14 days have passed since the notice of call was sent. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than seven days from the date of the further notice requiring payment and stating that in the event of non-payment the shares on which the call has been made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors. As part of the initial public offering, the nominal value and share premium of all shares will be fully paid.

Transfer of Shares. Fully-paid shares are issued in registered form and may be transferred pursuant to our Articles, unless such transfer is restricted or prohibited by another instrument and subject to applicable securities laws.

Transfers of uncertificated shares may be effected by means of a relevant system (i.e., NASDAQ Global Select Market) unless the UK Uncertificated Securities Regulations 2001 (also known as the CREST Regulations) provide otherwise.

Preemptive Rights. In certain circumstances, our shareholders have preemptive rights under the Companies Act with respect to new issuances of equity securities.

Modification of Rights

Whenever the share capital of the company is divided into different classes of shares, the special rights attached to any class may be varied or abrogated either with the written consent of the holders of three-quarters in nominal value of the issued shares of the class (excluding shares held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise), and may be so varied or abrogated either while the company is a going concern or during or in contemplation of a winding-up.

The special rights attached to any class of shares will not, unless otherwise expressly provided by the terms of issue, be deemed to be varied by (i) the creation or issue of further shares ranking, as regards participation in the profits or assets of the company, in some or all respects equally with them but in no respect in priority to them, or (ii) the purchase or redemption by the company of any of its own shares.

Shareholders’ Meetings and Resolutions

An annual general meeting shall be held in each period of six months beginning with the day following the company’s accounting reference date, at such place or places, date and time as may be decided by the directors.

The directors may, whenever they think fit, call a general meeting. The directors are required to call a general meeting once the company has received requests from its members to do so in accordance with the Companies Act.

Notice of general meetings shall include all information required to be included by the Companies Act and shall be given to all members other than those members who are not entitled to receive such notices from the company under the provisions of the Articles. The company may determine that only those persons entered on the Register at the close of business on a day decided by the company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice.

For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the company must specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting. The directors may in their discretion resolve that, in calculating such period, no account shall be taken of any part of any day that is not a working day (within the meaning of Section 1173 of the Companies Act).

No business other than the appointment of a chairman of the meeting shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. The necessary quorum shall be two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorized representative of a corporation which is a member (including for this purpose two persons who are proxies or corporate representatives of the same member), between them, holding or representing by proxy at least one-third in nominal value of the issued shares.

The directors may require attendees to submit to searches or put in place such arrangements or restrictions as they think fit to ensure the safety and security of attendees at a general meeting. Any member, proxy or other person who fails to comply with such arrangements or restrictions may be refused entry to, or removed from, the general meeting.

The directors may decide that a general meeting shall be held at two or more locations to facilitate the organization and administration of such meeting. A member present in person or by proxy at the designated “satellite” meeting place may be counted in the quorum and may exercise all rights that they would have been able to exercise if they had been present at the principal meeting place. The directors may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:

•	ensure that all members and proxies for members wishing to attend the meeting can do so;

•	ensure that all persons attending the meeting are able to participate in the business of the meeting and to see and hear anyone else addressing the meeting;

•	ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and

•	restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.

Limitation on Owning Securities

Our Articles do not restrict in any way the ownership or voting of our shares by non-residents. Furthermore, there is no longer an obligation of a shareholder of a U.K. company which is a non-listed (in the U.K. or EU) company to voluntarily disclose his shareholding unless, required to do so by the company. If the company serves a demand on a person under section 793 to the Companies Act, that person will be required to disclose any interest he has in the shares of the company.

Change in Control

We can issue additional shares with any rights or restrictions attached to them as long as they are not restricted by any rights attached to existing shares. These rights or restrictions can be decided by the directors so long as there is no conflict with the Articles or any resolution passed by the shareholders. The ability of the directors to issue shares with rights or restrictions that are different than those attached to the currently outstanding shares could have the effect of delaying, deferring or preventing change of control of our company.

We may in the future be subject to the U.K. Takeover Code which is not binding on our company at the present time. Nevertheless, the U.K. Takeover Code could apply to our company under certain circumstances in the future and if that were to occur, if a person: (a) acquires an interest in our shares which, when taken together with shares in which he or persons acting in concert with him are interested, carries 30% or more of the voting rights of our shares; or (b) who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the company, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, in both cases, the acquirer and, depending on the circumstances its concert parties, would be required (except with the consent of the U.K. Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Exchange Listing

Our shares are listed on the NASDAQ Global Select Market under the symbol “ABY.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

TAXATION

The following is a discussion of the material U.K. and U.S. federal income tax consequences of acquiring, owning and disposing of shares in Atlantica Yield to the persons addressed therein. Insofar as it expresses legal conclusions with respect to matters of U.K. tax law and U.S. federal income tax law, it is the opinion of Linklaters LLP.

Material U.K. Tax Considerations

The following is a general summary of material U.K. tax considerations relating to the ownership and disposal of our shares. The comments set out below are based on current U.K. tax law as applied in England and Wales and HM Revenue & Customs, or HMRC, practice (which may not be binding on HMRC) as at the date of this summary, both of which are subject to change, possibly with retrospective effect. They are intended as a general guide and apply to you only if you are a “U.S. Holder” (as defined in the section below entitled “Material U.S. Federal Income Tax Considerations”) and if:

•	you hold Atlantica Yield shares as an investment for tax purposes, as capital assets and you are the absolute beneficial owner thereof for U.K. tax purposes;

•
you are an individual, you are not resident in the United Kingdom for U.K. tax purposes and do not hold Atlantica Yield shares for the purposes of a trade, profession, or vocation that you carry on in the United Kingdom through a branch or agency, or if you are a corporation, you are not resident in the U.K. for U.K. tax purposes and do not hold the securities for the purpose of a trade carried on in the United Kingdom through a permanent establishment in the United Kingdom; and

•	you are not domiciled in the United Kingdom for U.K. inheritance tax purposes.

This summary does not address all possible tax consequences relating to an investment in the shares. Certain categories of shareholders, including those falling outside the category described above, those carrying on certain financial activities, those subject to specific tax regimes or benefitting from certain reliefs or exemptions, those connected with us and those for whom the shares are employment-related securities may be subject to special rules and this summary does not apply to such shareholders and any general statements made in this disclosure do not take them into account.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.K. tax law.

POTENTIAL INVESTORS SHOULD SATISFY THEMSELVES PRIOR TO INVESTING AS TO THE OVERALL TAX CONSEQUENCES, INCLUDING, SPECIFICALLY, THE CONSEQUENCES UNDER U.K. TAX LAW AND HMRC PRACTICE OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE SHARES IN THEIR OWN PARTICULAR CIRCUMSTANCES BY CONSULTING THEIR OWN TAX ADVISORS.

U.K. Taxation of Dividends

We will not be required to withhold amounts on account of U.K. tax at source when paying a dividend in respect of our shares to a U.S. Holder.

U.S. Holders who hold their shares as an investment and not in connection with any trade carried on by them will not be subject to United Kingdom tax in respect of any dividends.

U.K. Taxation of Capital Gains

An individual holder who is a U.S. Holder will not be liable to U.K. capital gains tax on capital gains realized on the disposal of his or her Atlantica Yield shares unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the shares are attributable.

A corporate holder of shares that is a U.S. Holder will not be liable for U.K. corporation tax on chargeable gains realized on the disposal of its Atlantica Yield shares unless it carries on a trade in the United Kingdom through a permanent establishment to which the shares are attributable.

An individual holder of shares who is temporarily a non-U.K. resident for U.K. tax purposes will, in certain circumstances, become liable to U.K. tax on capital gains in respect of gains realized while he or she was not resident in the United Kingdom.

U.K. Inheritance Tax

Our shares are assets situated in the United Kingdom for the purposes of U.K. inheritance tax. A gift of such assets by, or the death of, an individual holder of such assets may (subject to certain exemptions and reliefs) give rise to a liability to U.K. inheritance tax, even if the holder is neither domiciled in the United Kingdom nor deemed to be domiciled there (under certain rules relating to long residence or previous domicile). Generally, U.K. inheritance tax is not chargeable on gifts to individuals if the transfer is made more than seven complete years prior to the death of the donor. For inheritance tax purposes, a transfer of assets at less than full market value may be treated as a gift and particular rules apply to gifts where the donor reserves or retains some benefit. Special rules also apply to close companies and to trustees of settlements who hold our shares bringing them within the charge to inheritance tax.

However, our shares that are held by an individual whose domicile is determined to be the United States for the purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes, or the U.S.-U.K. Estate Tax Treaty, and who is not for such purposes a national of the United Kingdom will not, provided any U.S. federal estate or gift tax chargeable has been paid, be subject to U.K. inheritance tax on the individual’s death or on a lifetime transfer of the shares except in certain cases where the shares (i) are comprised in a settlement (unless, at the time the settlement was made, the settlor was domiciled in the United States and was not a national of the United Kingdom), (ii) are part of the business property of a U.K. permanent establishment or an enterprise, or (iii) pertain to a U.K. fixed base of an individual used for the performance of independent personal services. In such cases, the U.S.-U.K. Estate Tax Treaty generally provides a credit against U.S. federal tax liability for the amount of any tax paid in the United Kingdom in a case where the shares are subject both to U.K. inheritance tax and to U.S. federal estate or gift tax.

Stamp Duty and Stamp Duty Reserve Tax

The stamp duty and stamp duty reserve tax, or SDRT, treatment of the issue and transfer of, and the agreement to transfer, Atlantica Yield shares outside a depositary receipt system or a clearance service are discussed in the paragraphs under ‘General’ below. The stamp duty and SDRT treatment of such transactions in relation to such systems are discussed in the paragraphs under “Depositary Receipt Systems and Clearance Services” below.

General

No stamp duty or SDRT will arise on the issue of shares in registered form by Atlantica Yield.

An agreement to transfer our shares will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. SDRT is, in general, payable by the purchaser.

Transfers of our shares will generally be subject to stamp duty at the rate of 0.5% of the consideration given for the transfer (rounded up to the next £5). The purchaser normally pays the stamp duty.

If a duly stamped transfer completing an agreement to transfer is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the agreement becomes unconditional) any SDRT already paid is generally repayable, normally with interest, and any SDRT charge yet to be paid is cancelled.

Depositary Receipt Systems and Clearance Services

Following the Court of Justice of the European Union’s decision in C-569/07 HSBC Holdings Plc, Vidacos Nominees Limited v. The Commissioners of Her Majesty’s Revenue & Customs and the First-tier Tax Tribunal decision in HSBC Holdings Plc and The Bank of New York Mellon Corporation v. The Commissioners of Her Majesty’s Revenue & Customs, Her Majesty’s Revenue & Customs, or HMRC, has confirmed that 1.5% SDRT is no longer payable when new shares are issued to a clearance service or depositary receipt system.

Where our shares are transferred (i) to, or to a nominee or an agent for, a person whose business is or includes the provision of clearance services or (ii) to, or to a nominee or an agent for, a person whose business is or includes issuing depositary receipts, stamp duty or SDRT will generally be payable at the higher rate of 1.5% of the amount or value of the consideration given or, in certain circumstances, the value of the shares.

Except in relation to clearance services that have made an election under Section 97A(1) of the Finance Act of 1986 (to which the special rules outlined below apply), no stamp duty or SDRT is payable in respect of transfers or agreements to transfer within clearance services or depositary receipt systems. Accordingly, no stamp duty or SDRT should, in practice, be required to be paid in respect of transfers or agreements to transfer our shares within the facilities of DTC.

There is an exception from the 1.5% charge on the transfer to, or to a nominee or agent for, a clearance service where the clearance service has made and maintained an election under section 97A(1) of the Finance Act 1986, which has been approved by HMRC. In these circumstances, SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer will arise on any transfer of our shares into such an account and on subsequent agreements to transfer such shares within such account. It is our understanding that DTC has not made an election under section 97A(1) of the Finance Act of 1986.

Any liability for stamp duty or SDRT in respect of any other transfer into a clearance service or depositary receipt system, or in respect of a transfer within any clearance service or depositary receipt system, which does arise will strictly be accountable by the clearance service or depositary receipt system operator or their nominee, as the case may be, but will, in practice, be payable by the participants in the clearance service or depositary receipt system.

Material U.S. Federal Income Tax Considerations

For information on U.S. federal income tax considerations, please see the section titled “Additional Information—Taxation— Material U.S. Federal Income Tax Considerations” in the 2015 20-F.

PLAN OF DISTRIBUTION

We are registering the ordinary shares covered by this prospectus on behalf of the selling shareholders for sale from time to time, as described in “Selling Shareholders.”

As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution. The selling shareholders may sell all or a portion of, or may choose not to sell any of, their ordinary shares. We will not receive any of the proceeds from the sale by the selling shareholders of their ordinary shares pursuant to this prospectus. ACIL or its affiliates will bear all fees and expenses incident to registration of the ordinary shares. The ordinary shares may from time to time be offered for sale either directly by the selling shareholder or by its partners, pledgees, donees, transferees or other successors in interest, or through underwriters, dealers or agents or on any exchange on which the ordinary shares may from time to time be traded, in the over-the-counter market, in independently negotiated transactions or otherwise, at fixed prices, at market prices prevailing at the time of sale or at prices otherwise negotiated. The methods by which the ordinary shares may be sold include:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In no event may such method(s) of distribution take the form of an underwritten offering without our prior agreement.

The selling shareholders also may resell all or a portion of the ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) of the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the ordinary shares for whom they may act as agent or to whom they may sell as principal.

In connection with sales of the ordinary shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging in positions they assume. The selling shareholders may also sell ordinary shares short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling shareholders may deliver ordinary shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge ordinary shares to broker-dealers that in turn may sell such ordinary shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered on the registration statement of which this prospectus is a part to cover short sales of our ordinary shares made prior to the date such registration statement has been declared effective by the SEC.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any underwriters, broker-dealers or agents who participate in the distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act. To the extent any of the selling shareholders are broker-dealers, they are, according to SEC interpretation, “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling shareholders are deemed to be underwriters, the selling shareholders may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

Each selling shareholder identified in a prospectus supplement will have informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute ordinary shares. If required, the specific shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, broker-dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Under the securities laws of some states or countries, securities may be sold in such states or countries only through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in some states or countries the ordinary shares may not be sold unless such shares have been registered or qualified for sale in such state or country an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement of which this prospectus forms a part.

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the ordinary shares by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the ordinary shares. All of the foregoing may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

EXPENSES OF THE REGISTRATION

The following table sets forth the estimated costs and expenses payable in connection with the sale of the ordinary shares being registered hereby. However, ACIL or its affiliates will bear all fees and expenses incident to registration of the ordinary shares. Furthermore, we are not responsible for any other expenses, including underwriters’ discounts or selling commissions. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Expense	Amount
Securities and Exchange Commission registration fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous fees and expenses		**
Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	Not currently known.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon by Linklaters LLP, New York, New York and London, United Kingdom.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2015, and the effectiveness of Atlantica Yield plc and subsidiaries’ (the “Company”) internal control over financial reporting have been audited by Deloitte, S.L., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph relating to uncertainties regarding the situation of its main shareholder, Abengoa, S.A., and their potential effects over the consolidated financial statements as of December 31, 2015 of the Company and management´s plan to address those uncertainties and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of the Dropdown Assets (a group of businesses within Abengoa, S.A., acquired by Atlantica Yield plc) as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, incorporated in this Prospectus by reference from the Company´s Report of Foreign Private Issuer on Form 6-K of Atlantica Yield plc have been audited by Deloitte S.L., independent auditors, as stated in their report, which is incorporated herein by reference. Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Solaben Electricidad Uno S.A.U. as of and for the year ended December 31, 2014, incorporated in this Prospectus by reference from the Company´s Report of Foreign Private Issuer on Form 6-K of Atlantica Yield plc have been audited by Deloitte S.L., independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses a qualified opinion regarding the omission of comparative financial information for the year ended December 31, 2013). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Solaben Electricidad Seis S.A.U. as of and for the year ended December 31, 2014, incorporated in this Prospectus by reference from the Company´s Report of Foreign Private Issuer on Form 6-K of Atlantica Yield plc have been audited by Deloitte S.L., independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses a qualified opinion regarding the omission of comparative financial information for the year ended December 31, 2013). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

The registrant’s articles of association provide that, subject to the U.K. Companies Act 2006, every person who is or was at any time a director or other officer (excluding an auditor) of the registrant may be indemnified out of the assets of the registrant against all costs, charges, expenses, losses or liabilities incurred by him in performing his duties or the exercise of his powers or otherwise in relation to or in connection with his duties, powers or office.

The registrant maintains insurance for its directors regarding negligence, fault, breach of trust and breach of duty under the terms allowed by the U.K. Companies Act 2006.

Item 9.	Exhibits

Exhibit Number	Description
3.1
Articles of Association attached as Exhibit 3.1 and the final report of the Inspector of Election at the Annual General Meeting of Shareholders of Atlantica Yield held on May 11, 2016 attached as Exhibit 99.1 (SEC File No. 333-194970)

5.1*	Opinion of Linklaters LLP as to certain matters of English law.

23.1*	Consent of Deloitte S.L. with respect to the audited consolidated financial statements of Atlantica Yield plc as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013.

23.2*
Consent of Deloitte S.L. with respect to the audited combined financial statements of the Dropdown Assets prepared under Rule 3-05 as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012.

23.3*	Consent of Deloitte S.L. with respect to the audited financial statements of Solaben 1 prepared under Rule 3-05 as of and for the year ended December 31, 2014.

23.4*	Consent of Deloitte S.L. with respect to the audited financial statements of Solaben 6 prepared under Rule 3-05 as of and for the year ended December 31, 2014.

23.5*	Consent of Linklaters LLP (included in Exhibit 5.1 herein).

24.1*	Powers of attorney (included as part of the signature pages hereof).

*	Indicates documents filed herewith.

Item10.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuers and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)
That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant, of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Atlantica Yield plc certifies that it has reasonable grounds to believe that it has met all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Madrid, Spain on February 27, 2017.

Atlantica Yield plc

By:	/s/ Santiago Seage
	Name:	Santiago Seage
	Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Santiago Seage, Francisco Martinez-Davis and Irene Maria Hernandez Martín de Arriva, and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all respective exhibits thereto and any and all other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Daniel Villalba	Director and Chairman of the Board of Directors	February 27, 2017
Daniel Villalba

/s/ Santiago Seage	Chief Executive Officer and Director	February 27, 2017
Santiago Seage	(Principal executive officer)

/s/ Francisco Martinez-Davis	Chief Financial Officer	February 27, 2017
Francisco Martinez-Davis	(Principal financial officer)

/s/ Joaquin Fernandez de Pierola	Director	February 27, 2017
Joaquin Fernandez de Pierola

/s/ Maria J. Esteruelas	Director	February 27, 2017
Maria J. Esteruelas

/s/ Eduardo Kausel	Director	February 27, 2017
Eduardo Kausel

/s/ Jack Robinson	Director	February 27, 2017
Jack Robinson

/s/ Enrique Alarcon	Director	February 27, 2017
Enrique Alarcon

/s/ Juan del Hoyo	Director	February 27, 2017
Juan del Hoyo

/s/ Emilio García Sanz	Authorized Representative in the	February 27, 2017
Emilio García Sanz	United States

EXHIBIT INDEX

Exhibit Number	Description
3.1
Articles of Association attached as Exhibit 3.1 and the final report of the Inspector of Election at the Annual General Meeting of Shareholders of Atlantica Yield held on May 11, 2016 attached as Exhibit 99.1 (SEC File No. 333-194970)

5.1*	Opinion of Linklaters LLP as to certain matters of English law.

23.1*	Consent of Deloitte S.L. with respect to the audited consolidated financial statements of Atlantica Yield plc as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013.

23.2*
Consent of Deloitte S.L. with respect to the audited combined financial statements of the Dropdown Assets prepared under Rule 3-05 as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012.

23.3*	Consent of Deloitte S.L. with respect to the audited financial statements of Solaben 1 prepared under Rule 3-05 as of and for the year ended December 31, 2014.

23.4*	Consent of Deloitte S.L. with respect to the audited financial statements of Solaben 6 prepared under Rule 3-05 as of and for the year ended December 31, 2014.

23.5*	Consent of Linklaters LLP (included in Exhibit 5.1 herein).

24.1*	Powers of attorney (included as part of the signature pages hereof).

*	Indicates documents filed herewith.